EXHIBIT 10.20

This is an agreement to sublets property according to the terms specified below.

The sublessor agrees to sublet, and the subtenant agrees to take the premises described below. Both parties agree to keep, perform, and fulfill the promises, conditions and agreements expressed below:

1. The sublessor is: MycoLogics

2. The subtenant is: BioNovo

3. The location of the premises is: 12635 E. Montview Blvd., Aurora, CO 80010

      Suite Number 215

4. The term of this sublease is month-to-month, beginning August 1, 2005 and ending December 31, 2005.

The rent is $650 per month, payable in advance on the 1st day of the month. The rent is payable to MycoLogics at (address) .

5. The sublease agreement will terminate on (date) December 31, 2005.

There shall be no holding over under the terms of this sublease agreement under any circumstances.

6. Subtenant agrees to surrender and deliver to the sublessor the premises and all furniture and equipment within the premises in as good a condition as they were at the beginning of the term, reasonable wear and tear excepted. The subtenant will be liable to the sublesssor for any damages occurring to the premises or the contents thereof or to the building which are done by the subtenant or his guests.

7. Subtenant agrees to pay sublessor a deposit of $650 to cover damages beyond normal wear and tear, unpaid rent, and unpaid utilities. Sublessor agrees that if the premises and the contents thereof are returned to him/her in the same condition as when received the subtenant, reasonable war and tear thereof excepted, and if there is no unpaid rent or unpaid utility bills owed by the subtenant, he/she will refund to the subtenant $650 at the end of the term, or within 30 days thereafter. Any reason for retaining a portion of the deposit shall be explained in writing within 30 days to the subtenants.

8. The sublease agreement incorporates and is subject to the original lease agreement between the sublessor and his lessor, a copy of which is attached hereto, and which is hereby referred to and incorporated as if it were set out here at length. The subtenant agrees to assume all of the obligations and responsibilities of the sublessor under the original lease for the duration of the sublease agreement.


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9. In the event of any legal action  concerning this sublease,  the losing party shall pay to the prevailing party reasonable attorney's fees and court costs to be fixed by the court wherein such judgment shall be entered.

10. This lease constitutes the sole agreement between the parties and no additions, deletions, or modifications may be accomplished without the written consent of both parties. (Any oral representations made at the time of executing this lease are not legally valid, and therefore, are not binding upon either party.)

11. The words "sublessor" and "subtenant" as used herein include the plural as well as the singular; no regard for gender is intended by the language of this sublease.

12. Each party signing this sublease acknowledges receipt of a copy thereof.

13. This sublease is not binding upon either party unless approved by the landlord as provided below, provided such approval is required by the original lease.

18. The parties hereby bind themselves to this agreement by their signatures affixed below on this 1st day of August, 2005.

Sublessor                                    Subtenant


------------------------------------         -----------------------------------

I hereby give my consent as landlord to subletting of the above described premises as set out in this sublease agreement.

Landlord: Fitzsimons Redevelopment Authority


By:                                          Date:
   ---------------------------------              ------------------------------

Title:
      -----------------------------------------------


ORIGINAL LEASE ATTACHED:        Yes       No
                          ------    -----


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                             BIOSCIENCE PARK CENTER
                         COLORADO BIOSCIENCE PARK AURORA

                              LAB/OFFICE AGREEMENT


THIS AGREEMENT is made as of the 3rd day of July, 2001, by and between the FITZSIMONS REDEVELOPMENT AUTHORITY, a governmental entity created by the City of Aurora, Colorado, and the Regents of the University of Colorado with a principal place of business at Building 500, Fitzaimons, Aurora, Colorado 80045 (the "FRA") and MycoLogics (the "client"). The services as defined below are to be provided at the Bioscience Park Center located at 12635 Montview Blvd., Aurora Colorado (the "Building"). The sole obligation of the FRA is to provide the following basic and additional services and no others.

1. TERMS

TERM AND EXPIRATION DATE:          October 1, 2001

PERMITTED USE:                     In accordance with Section 3.

PREMISES:                          That Portion of the 2nd floor of the Building
                                   shown as outlined or hatched on the
                                   Premises Plan attached as Schedule C.

BASIC SERVICES FEES:               The fee for the Basic Services is a special
                                   incubator rate outlined in Schedule C,
                                   payable on or before the first day of each month without notice.

SECURITY DEPOSIT:                  Two Months Basic Services Fee (Spread
                                   over 10  months)

      2. SERVICES

The FRA agrees, in consideration of the monthly Basic Services Fee, to provide Basic Services to the Client as described in Schedule A. From time to time during the term of this Agreement, the FRA may, at its option, make Additional Services available to the Client of the nature described in Schedule B at fees that are established by the FRA. The FRA will be under no obligation to provide Additional Services if the monthly cost thereof exceeds the Security Deposit. Unless specifically stated otherwise, Basic and Additional Services will be provided only during the FRA's normal business hours. In the event the Client is in default of this Agreement in accordance with Section 10 of this Agreement, the FRA may, at its option, cease furnishing any and all services, including telephone services.


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All  services  and  facilities,  including  but not  limited  to the  Basic  and
Additional Services provided by this Agreement, are provided without warranty except as may otherwise be expressly provided in this Agreement.